                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

            We consent to the  incorporation  by reference  in the  Registration
Statements (Nos. 333-06705, 333-30042, 333-89096 and 333-114898) on Form S-8 and
in the Registration  Statements  (Nos.  333-99201 and 333-122226) on Form S-3 of
our report dated  August 17,  2005,  except for Note 19, as to which the date is
February 21, 2006, for the years ended June 30, 2003,  2004 and 2005, and to the addition of our firm under the caption  "Experts" in the Prospectus,  insofar as it relates to our report on the financial  statements  for the three years ended
June 30, 2005.

                                                  /s/ Margolin Winer & Evens LLP
                                                  ------------------------------
                                                      Margolin Winer & Evens LLP

Garden City, New York
February 21, 2006